Exhibit 99.1
NEW SOURCE ENERGY PARTNERS, L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
The accompanying unaudited pro forma condensed consolidated statement of operations illustrates the effects on New Source Energy Partners L.P.’s (“NSLP” or the “Partnership”) results of operations of the Partnership’s March 29, 2013 acquisition of oil and natural gas properties (the “March Acquisition”), the Partnership’s October 4, 2013 acquisition of oil and natural gas properties (the “October Acquisition”) and the Partnership's November 12, 2013 acquisition of all of the limited partnership interests in MCE LP and all of the membership interests in MCE GP, the general partner of MCE LP (the “MCE Acquisition”) (collectively “2013 Acquisitions”). No pro forma condensed consolidated balance sheet as of December 31, 2013 has been provided because the transactions contemplated herein are already reflected in the historical balance sheet of the Partnership as of December 31, 2013, as reported in the Partnership's Annual Report on Form 10-K. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2013 reflects the operations of the Partnership and the 2013 Acquisitions and is based on the historical audited statements of operations of the Partnership, along with the unaudited statement of operations for the period from January 1, 2013 to the date each acquisition was completed by the Partnership and reflects the pro forma adjustments based on assumptions the Partnership has deemed appropriate. The unaudited pro forma condensed consolidated statement of operations assumes the 2013 Acquisitions were completed on January 1, 2013.
The unaudited pro forma condensed consolidated statement of operations was derived by adjusting the Partnership’s historical consolidated financial statements; however, management of the Partnership believes that the adjustments provide a reasonable basis for presenting the significant effects of the transactions described above. The unaudited pro forma financial data presented is for informational purposes only and is based upon available information and assumptions that management of the Partnership believes are reasonable under the circumstances. This unaudited pro forma financial information is not necessarily indicative of the results of operations of the Partnership which would have actually occurred if the transactions had occurred at the date presented or which may be obtained in the future.
The accompanying unaudited pro forma condensed consolidated statement of operations should be read in connection with the following information:

•	Notes to the unaudited pro forma condensed consolidated statement of operations;

•	Our Annual Report on Form 10-K for the year ended December 31, 2013, filed April 4, 2014;

•	Audited statements of revenues and direct operating expenses of the March Acquisition, which are included in Exhibit 99.1 of the Partnership’s Current Report on Form 8-K/A filed June 14, 2013;

•
Audited statements of revenues and direct operating expenses of the October Acquisition, which are included in Exhibit 99.1 of the Partnership’s Current Report on Form 8-K/A filed December 19, 2013; and

•
Audited financial statements of MCE as of September 30, 2013 and December 31, 2012 and for the nine months ended September 30, 2013 and the year ended December 31, 2012, which are included in Exhibit 99.1 of the Partnership’s Current Report on Form 8-K/A filed January 28, 2014.

NEW SOURCE ENERGY PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2013
(In thousands, except unit data)

	NSLP Historical	March Acquisition Historical	October Acquisition Historical	MCE Acquisition Historical	March and October Acquisitions Pro Forma Adjustments (See Note 3)		MCE Acquisition Pro Forma Adjustments (See Note 4)		Pro Forma
REVENUES:
Oil sales	$8,090	$669	$3,044	$—	$—		$—		$11,803
Natural gas sales	10,000	576	1,056	—	—		—		11,632
Natural gas liquids sales	28,847	1,394	586	—	—		—		30,827
Service and rentals	3,738	—	—	19,892	—		—		23,630
Total revenues	50,675	2,639	4,686	19,892	—		—		77,892
OPERATING COSTS AND EXPENSES:
Oil and natural gas production expenses	12,631	1,275	3,496	—	—		—		17,402
Oil and natural gas production taxes	2,669	131	298	—	—		—		3,098
Cost of providing service and rentals	2,040	—	—	10,040	—		—		12,080
General and administrative	14,760	—	—	5,173	(761)	(a)	(857)	(a)	18,973
							658	(b)
Depreciation, depletion and amortization	18,556	—	—	762	3,348	(b)	12,142	(c)	34,808
Accretion expense	209	—	—	—	—		—		209
Gain (loss) on disposal of fixed asset	—	—	—	(21)	—		—		(21)
Total operating costs and expenses	50,865	1,406	3,794	15,954	2,587		11,943		86,549
Operating income (loss)	(190)	1,233	892	3,938	(2,587)		(11,943)		(8,657)
OTHER INCOME (EXPENSE):
Interest expense	(4,078)	—	—	(392)	(209)	(c)	(183)	(d)	(4,862)
Net gain (loss) on commodity derivatives	(5,548)	—	—	—	—		—		(5,548)
Gain on investment in acquired business	22,709	—	—	—	—		(22,709)	(e)	—
Other income	1,603	—	—	(158)	—		—		1,445
Income (loss) before income taxes	14,496	1,233	892	3,388	(2,796)		(34,835)		(17,622)
Income tax benefit	12,126	—	—	—	—		—		12,126
Income (loss) from continuing operations	$26,622	$1,233	$892	$3,388	$(2,796)		$(34,835)		$(5,496)
ALLOCATION OF NET INCOME FOR THE YEAR ENDED DECEMBER 31, 2013:
Net income (loss)	$26,622	$1,233	$892	$3,388	$(2,796)		$(34,835)		$(5,496)
Net income (loss) prior to purchase of properties from New Source Energy on February 13, 2013	5,303	617	142	478	(674)		(4,913)		953
Net income (loss) subsequent to purchase of properties from New Source Energy on February 13, 2013	21,319	616	750	2,910	(2,122)		(29,922)		(6,449)
Net (loss) allocable to general partner from February 13, 2013 to December 31, 2013	291								(80)
Net (loss) allocable to subordinated units from February 13, 2013 to December 31, 2013	4,099								(1,179)
Net (loss) allocable to common units from February 13, 2013 to December 31, 2013	16,929								$(5,190)
Weighted average units outstanding	6,994,517				489,490	(d)	1,649,823	(f)	9,133,830
Net (loss) per common unit for the period February 13, 2013 to December 31, 2013	$2.42								$(0.57)

NEW SOURCE ENERGY PARTNERS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

1.	Basis of Presentation:

The financial statement included in this report presents an unaudited pro forma condensed consolidated statement of operations reflecting the pro forma effects of certain transactions, discussed in detail below, entered into by New Source Energy Partners L.P. (“NSLP" or the “Partnership").
The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2013, included in this report, gives effect to the Partnership’s March 29, 2013 acquisition of oil and natural gas properties (the “March Acquisition”), the Partnership’s October 4, 2013 acquisition of oil and natural gas properties (the “October Acquisition”) and the Partnership's November 12, 2013 acquisition of all of the limited partnership interests in MCE LP and all of the membership interests in MCE GP, LLC, the general partner of MCE LP (the “MCE Acquisition”) (collectively “2013 Acquisitions”) assuming the acquisitions occurred on January 1, 2013 and is derived from the historical audited consolidated financial statements of the Partnership and the unaudited statement of operations of the 2013 Acquisitions for the period January 1, 2013 to the date each acquisition was acquired by the Partnership and reflects the pro forma adjustments based on assumptions the Partnership has deemed appropriate. Pro forma adjustments for the year ended December 31, 2013 only reflect the pro forma effects on the period prior to the date of the completion of each individual 2013 Acquisitions. The effective dates of the acquisition of the March Acquisition, the October Acquisition and the MCE Acquisition were March 1, 2013, August 1, 2013 and November 1, 2013, respectively.
A pro forma condensed consolidated balance sheet as of December 31, 2013 has not been provided with this financial statement because the transactions are already reflected in the historical balance sheet of the Partnership.
The related pro forma adjustments are described below. In the opinion of the Partnership's management, all adjustments have been made that are necessary to present, in accordance with the Securities and Exchange Commission’s (the “SEC”) Regulation S-X, the unaudited pro forma condensed consolidated financial statement. No adjustments have been made to reflect pro forma income taxes as the income tax accounts shown are those of the Partnership’s predecessor, a taxable entity, and in February 2013, in connection with its initial public offering, the Partnership became a nontaxable entity. Therefore, such adjustments would not be meaningful.
The unaudited pro forma condensed consolidated statement of operations is presented for illustrative purposes only, and does not purport to be indicative of the results of operations that would actually have occurred if the 2013 Acquisitions had occurred as presented in such statement or that may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statement due to factors described in "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2013 and elsewhere in the Partnership's reports and filings with the SEC. The unaudited pro forma condensed consolidated statement of operations should be read in conjunction with our historical consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2013.

NEW SOURCE ENERGY PARTNERS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

2.	2013 Acquisitions
The Partnership completed the acquisitions discussed below during 2013. Each of the acquisitions were accounted for under FASB ASC 805, "Business Combinations."
March Acquisition

On March 29, 2013, the Partnership completed the March Acquisition with an effective date of March 1, 2013, of certain oil and natural gas properties located in Oklahoma from New Source Energy Corporation ( "New Source"), Scintilla, LLC, ("Scintilla") and W.K. Chernicky, LLC, an Oklahoma limited liability company for an aggregate adjusted price of $28.0 million. As consideration for the properties, the Partnership issued an aggregate of 1,378,500 common units valued at $20.30 per unit. The properties are located in the Golden Lane field, where the Partnership's existing properties are located, and in the Luther field, which is adjacent to the Golden Lane field.
This transaction was unanimously approved by the board of directors of the Partnership's general partner, based on the approval and recommendation of its conflicts committee. The total purchase price allocated to the assets purchased and liabilities assumed based upon fair value on the date of acquisition is as follows (in thousands):

March 29, 2013
Proved oil and natural gas properties	$29,049
Other assets acquired	754
Fair value of assets acquired	29,804
Asset retirement obligations	(1,333)
Other liabilities assumed	(488)
Fair value of net assets acquired	$27,984
October Acquisition
On October 4, 2013, the Partnership completed the October Acquisition, consisting of working interests in 25 producing wells and related undeveloped leasehold rights in the Southern Dome field in Oklahoma County, Oklahoma, from Scintilla, with an effective date of August 1, 2013 pursuant to a Contribution Agreement dated as of October 4, 2013 (the "Contribution Agreement") by and between the Partnership and Scintilla. As consideration for the working interests, the Partnership paid $5.0 million in cash to Scintilla at closing and issued 414,045 common units with a fair market value of $20.79 (closing price on the date of the transaction) or $8.6 million to Scintilla in November 2013. The Partnership also agreed to provide additional consideration to Scintilla in November 2014 if the production attributable to the working interests for the nine-month period ending September 30, 2014 exceeds the average daily production of 383.5 Boe/d ("Southern Dome Contingent Consideration"), which had an estimated fair value of $1.6 million on the acquisition date and was considered part of the purchase price, for a total consideration of $14.5 million after purchase price adjustments. As detailed in the Contribution Agreement, the additional consideration was calculated as the acquisition value of the production increase (applying the same valuation methodology as was used to determine the initial consideration with respect to the Current Production Average (as defined in the Contribution Agreement)) less (i) the capital expenditures incurred attributable to the production growth (including an allowance for the cost of capital for such capital expenditures) and (ii) revenue attributable to any wells that were not producing in paying quantities as of the effective date of the acquisition. In addition, the fair value of the Southern Dome Contingent Consideration was based on the weighted probability of achievement of certain performance milestones. The Partnership may satisfy any such additional consideration in cash, common units or a combination thereof at its discretion.
This transaction was unanimously approved by the board of directors of the Partnership's general partner, including each member of its conflicts committee. The total purchase price allocated to the assets purchased and liabilities assumed based upon fair value on the date of acquisition is as follows (in thousands):

NEW SOURCE ENERGY PARTNERS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

October 4, 2013
Proved oil and natural gas properties	$15,190
Fair value of assets acquired	15,190
Asset retirement obligations	(170)
Other liabilities assumed	(552)
Fair value of net assets acquired	$14,469
MCE Acquisition
On November 12, 2013, the Partnership acquired 100% of the equity interests in the MCE Entities, other than Class B Units that were retained by certain of the sellers and are described below. MCE operates an oilfield services business headquartered in Oklahoma City, Oklahoma. MCE offers full service blowout prevention installation and pressure testing services throughout the Mid-Continent region, along with the rental of certain ancillary equipment necessary to perform such services. In addition to its presence in the Mid-Continent region, MCE recently opened field offices in South Texas to focus on the Eagle Ford Shale and in West Texas to focus on the Permian Basin.  The effective date of this acquisition was November 1, 2013.
The Partnership acquired the MCE Entities in exchange for $68.2 million in total consideration, which consisted of approximately $3.8 million in cash, 1,847,265 Partnership common units, valued at $22.64 (closing price on the date of the transaction) per common unit, issued to the MCE Owners in exchange for their equity interests in MCE, 99,768 Partnership common units, valued at $22.64 per common unit, issued to certain employees of MCE under the Partnership’s long-term incentive plan, $6.3 million in contingent consideration and $14.0 million in Class B Units in MCE. The Partnership recorded acquisition-related costs of $0.8 million in general and administrative expense for the year ended December 31, 2013. The acquisition was accounted for using the acquisition method of accounting.
The Partnership used a third-party valuation specialist to assist in determining the fair value for the total consideration, the assets acquired and the liabilities assumed as of the acquisition date. The fair value of the total consideration was allocated to the fair value of the assets acquired, the liabilities assumed, non-controlling interests and the resulting goodwill. Accordingly, the consolidated financial statements include an allocation of the purchase price based on assumptions and estimates. A summary of the purchase price allocation made in connection with the MCE Acquisition is as follows (in thousands):

November 12, 2013
Cash Paid	$3,781
Fair value of common units granted (1)	41,822
Common units granted to MCE employees (2)	2,259
Earn-out amount (contingent consideration) (3)	6,320
MCE Class B units granted (4)	13,988
Total fair value consideration transferred	$68,170

(1)	1,847,265 common units valued at $22.64 per unit.

(2)
99,768 common units valued at $22.64 per unit. These common units were issued to certain employees of MCE, under the Partnership’s long-term incentive plan. If the recipients of the common units do not remain employed by MCE for three years, then they forfeit the units. The common units do not revert to the Partnership, but would be distributed to the former owners of MCE. The $2.3 million fair value of the common units is included in the consideration transferred for the MCE Acquisition, as the units do not revert back to the Partnership upon any circumstance. Since this compensation arrangement is funded by unitholders, the compensation will be reflected over the three-year straight-line vesting period.

(3)
The owners of MCE are entitled to receive additional Partnership common units in the second quarter of 2015 based on a specified multiple of the annualized EBITDA of MCE for the trailing nine month period ending March 31, 2015, less certain adjustments, which is subject to a $120 million cap ("MCE Contingent Consideration"). The MCE Contingent Consideration was valued at $6.3 million at the acquisition date and was considered as part of the purchase price of MCE. The Partnership determined the fair value of the MCE Contingent Consideration with the assistance of a

NEW SOURCE ENERGY PARTNERS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

third-party valuation specialist through the use of a Monte Carlo simulation, which allows for an open-form approach to allocate value. The simulation generates value based on probability distributions similar to those used under closed-form models.

(4)
Certain owners of MCE retained Class B Units, which entitle the holders to receive incentive distributions of cash distributed by MCE above specified thresholds in increasing amounts (see Note 12). The Class B units were valued at $14.0 million at the acquisition date and were considered as part of the purchase price of MCE. The Partnership determined the fair value of the Class B Units with the assistance of a third-party valuation specialist through the use of a Monte Carlo simulation, which allows for an open-form approach to allocate value. The simulation generates value based on probability distributions similar to those used under closed-form models.

The following table summarizes the assets acquired and the liabilities assumed as of the acquisition date at estimated fair value (in thousands):

November 12, 2013
Assets
Cash	$1,522
Accounts receivable	3,365
Other current assets	954
Property and Equipment	7,923
Intangible asset - customer relationship	36,772
Goodwill	23,974
Other assets	19
Liabilities
Accounts payable	(1,199)
Accounts payable - related parties	(870)
Accrued liabilities	(276)
Factoring payable	(1,679)
Current portion of long-term debt	(719)
Long-term debt	(1,616)
Net assets acquired	$68,170
The MCE Acquisition was accounted for under FASB ASC 805, "Business Combinations." The fair values of the assets acquired and liabilities assumed were determined using the market, income, and cost approaches. The market approach, which indicates value for a subject asset based on available market pricing for comparable assets, was utilized to estimate the fair value of MCE property and equipment. The market approach used by the Company included prices and other relevant information generated by market transactions involving comparable assets. The income approach was primarily used to value customer relationships. The income approach indicates value for a subject asset based on the present value of future cash flows projected to be generated by the asset and applies the operating expenses required to support the forecasted revenue stream. Projected future cash flows are discounted at a required market rate of return that reflects the relative risk of achieving the cash flows and the time value of money. The cost approach, which estimates value by determining the current cost of replacing an asset with another of equivalent economic utility, was used, as appropriate, for certain assets for which the market and income approaches could not be applied due to the nature of the asset. The cost to replace a given asset reflects the estimated reproduction or replacement cost for the asset, less an allowance for loss in value due to depreciation.
The President and Chief Executive Officer of the Partnership's general partner, Kristian B. Kos ("Mr. Kos"), through his control over the Partnership’s general partner, controls the Partnership and Mr. Kos also owned 36% of the equity interest in MCE as of December 31, 2013. The Partnership accounted for the acquisition as a business combination achieved in stages under FASB ASC 805-10. The Partnership initially recorded the 36% equity interest in MCE acquired from Mr. Kos at Mr. Kos’ equity method carrying basis, which was $1.8 million as of November 12, 2013, as this was a transaction between entities under common control. The Partnership remeasured the 36% interest acquired from Mr. Kos at its acquisition-date fair value and recognized a corresponding gain of $22.7 million, recorded as a gain on investment in acquired business for the year ended

NEW SOURCE ENERGY PARTNERS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

December 31, 2013. The acquisition of the remaining 64% of MCE was accounted for as a purchase at fair value.
Customer Relationships, an identifiable intangible asset was created as a result of the acquisition of MCE, which is being amortized by an accelerated amortization schedule to reflect the estimated free cash flows the customer relationships are expected to provide.
Goodwill in the amount of $24.0 million has been recorded for the acquisition of MCE. Goodwill is calculated as the excess of the consideration transferred over the fair value of net assets recognized and represents the estimated future economic benefits arising from other assets acquired that could not be individually identified and separately recognized. None of the goodwill is deductible for tax purposes. Specifically, the goodwill recorded as part of the acquisition of MCE includes any intangible assets that do not qualify for separate recognition, such as the MCE trained, skilled and assembled workforce, along with the expected synergies from leveraging the customer relationships and integrating new product offerings into MCE's business.

3.	Pro Forma Adjustments to reflect the March Acquisition and the October Acquisition
The unaudited pro forma condensed consolidated statement of operations reflects the following adjustments:

(a)	Represents non-recurring acquisition costs of the March Acquisition and the October Acquisition.

(b)
To record the incremental depletion using full cost method. Of the $3.3 million adjustment presented in the pro forma statement of operations for the year ended December 31, 2013, $1.2 million represents the adjustment related to the March Acquisition and $2.1 million represents the adjustment made to the October Acquisition.

(c)
Represents the incremental interest expense for the pro forma year ended December 31, 2013, related to the assumed $5.0 million borrowing to fund the cash portion of the the October Acquisition. The pro forma interest expense was calculated by multiplying the incremental pro forma outstanding line of credit of $5.0 million by 5.5%, which is the approximate variable interest rate on the line of credit for the period of January 1, 2013 through the acquisition date.

(d)	Represents the weighted average additional units due to the issuance of 1,378,500 and 414,045 common units in conjunction with the March Acquisition and the October Acquisition, respectively.

NEW SOURCE ENERGY PARTNERS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

4.	MCE Acquisition Pro Forma Adjustments
The unaudited pro forma condensed consolidated statement of operations reflects the following adjustments:

(a)	Represents non-recurring acquisition costs of the MCE Acquisition.

(b)
The Partnership issued 99,768 common units to MCE employees, valued at $22.64 per common unit or $2.3 million. These units vest over a three year period or $0.8 million annually. The pro forma adjustment represents the $0.8 annually less $0.1 million in expense already recorded for the period from the acquisition date to December 31, 2013.

(c)
The pro forma adjustment of $12.1 million consists of pro forma depreciation expense of $1.0 million and pro forma customer relationships amortization expense of $11.1 million for the period ended December 31, 2013. The amortization expense for customer relationships was calculated using the table below for "Year 1" less $1.8 million amortization expense already recorded for the period from the acquisition date to December 31, 2013.

Pro forma amortization expense relates to the amortization of the intangible asset, customer relationships. The amortization of customer relationships should reflect a pattern in which the economic benefits of the assets will be consumed or used up. Pro forma amortization was estimated by using an accelerated method similar to the expected cash flow pattern of the acquired customer relationships, estimated as follows (in thousands):

	Customer Relationship Intangible Percentage Amortization	Amortization Amount
Year 1	35%	$12,870
Year 2	25%	9,193
Year 3	15%	5,516
Year 4	10%	3,677
Year 5	5%	1,839
Year 6	5%	1,839
Year 7	5%	1,838
	100%	$36,772

(d)
Represents the incremental interest expense for the pro forma year ended December 31, 2013, related to the pro forma line of credit drawn. The pro forma interest expense was calculated by multiplying the incremental pro forma outstanding line of credit of $3.8 million by 5.5%, which is the approximate variable interest rate on the line of credit for the period of January 1, 2013 through the acquisition date.

(e)
Represents the non-recurring remeasurement to acquisition date fair value of the 36% interest in MCE acquired from Mr. Kos at Mr. Kos’ equity method carrying basis of $1.8 million. The resulting gain of $22.7 million is removed in pro forma due to its non-recurring nature.

(f)	Represents the weighted average additional units due to the issuance of 1,947,033 common units in conjunction with the MCE Acquisition.

NEW SOURCE ENERGY PARTNERS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

5.	Oil, Natural Gas and Natural Gas Liquid Reserve Disclosures
The following table sets forth certain unaudited pro forma information concerning our proved oil, natural gas and natural gas liquid ("NGL") reserves for the year ended December 31, 2013, giving effect to the March Acquisition and the October Acquisition of certain oil and gas properties. The March Acquisition and the October Acquisition did not affect our proved reserves as of December 31, 2013, because the reserves of the March Acquisition and the October Acquisition are included in our historical amounts as of that date. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represent estimates only and can change:

	Oil (Bbls)
	NSLP Historical	March Acquisition	October Acquisition	Pro forma Adjustments	Pro Forma Total
Total Proved Reserves:
Balance, December 31, 2012	529,190	205,640	378,170	0	1,113,000
Revisions	(49,507)	(35,569)	189,170	0	104,094
Purchase of Reserves	1,031,040	—	—	(706,488)	324,552
Extensions and discoveries	13,130	29,580	—	0	42,710
Production	(84,273)	(14,031)	(46,472)	0	(144,776)
Balance, December 31, 2013	1,439,580	185,620	520,868	(706,488)	1,439,580

	Natural Gas (Mcf)
	NSLP Historical	March Acquisition	October Acquisition	Pro forma Adjustments	Pro Forma Total
Total Proved Reserves:
Balance, December 31, 2012	24,135,100	4,704,640	3,697,510	0	32,537,250
Revisions	1,897,316	(148,637)	96,094	0	1,844,773
Purchase of Reserves	11,889,850	—	—	(8,976,180)	2,913,670
Extensions and discoveries	1,092,500	1,332,730	—	0	2,425,230
Production	(2,764,336)	(289,253)	(416,904)	0	(3,470,493)
Balance, December 31, 2013	36,250,430	5,599,480	3,376,700	(8,976,180)	36,250,430

	NGL (Bbls)
	NSLP Historical	March Acquisition	October Acquisition	Pro forma Adjustments	Pro Forma Total
Total Proved Reserves:
Balance, December 31, 2012	9,703,920	1,902,290	176,260	0	11,782,470
Revisions	(857,896)	(116,506)	922	0	(973,480)
Purchase of Reserves	4,727,060	—	—	(2,260,290)	2,466,770
Extensions and discoveries	374,390	386,350	—	0	760,740
Production	(790,234)	(67,634)	(21,392)	0	(879,260)
Balance, December 31, 2013	13,157,240	2,104,500	155,790	(2,260,290)	13,157,240

NEW SOURCE ENERGY PARTNERS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Pro Forma Summary (1)
	Pro Forma Oil (Bbls)	Pro Forma Natural Gas (Mcf)	Pro Forma NGL (Bbls)	Total (Boe)
Balance, December 31, 2012	1,113,000	32,537,250	11,782,470	18,318,345
Revisions	104,094	1,844,773	(973,480)	(561,924)
Purchases of reserves	324,552	2,913,670	2,466,770	3,276,934
Extensions and discoveries(1)	42,710	2,425,230	760,740	1,207,655
Production	(144,776)	(3,470,493)	(879,260)	(1,602,452)
Balance, December 31, 2013	1,439,580	36,250,430	13,157,240	20,638,558

(1)	Includes estimated net proved and proved developed oil, natural gas and NGL reserves as of December 31, 2013, for the Partnership, the March Acquisition and the October Acquisition.
Summarized in the following tables is information for our standardized measure of discounted cash flows relating to proved reserves as of December 31, 2013, giving effect to the March Acquisition and the October Acquisition as if the transactions had occurred on January 1, 2013. The March Acquisition and the October Acquisition did not affect our standardized measure as of December 31, 2013, because the future cash flows of the March Acquisition and the October Acquisition are included in our historical amounts as of that date.. Future cash flows are computed by applying the 12-month un-weighted first-day-of-the-month average price for the year ended December 31, 2013 to the year-end quantity of proved reserves. Future production, development, site restoration and abandonment costs are derived based on current costs assuming continuation of existing economic conditions. Federal income taxes have not been deducted from future production revenues in the calculation of standardized measure as each partner is separately taxed on their share of the Partnership's taxable income. The information should be viewed only as a form of standardized disclosure concerning possible future cash flows that would result under the assumptions used, but should not be viewed as indicative of fair value. Reference is made to our Annual Report on Form 10-K for the year ended December 31, 2013 as well as to the historical statements of revenues and direct operating expenses for the March Acquisition and the October Acquisition for a discussion of the assumptions used in preparing the information presented.

December 31, 2013 (1)
(in thousands)
Future production revenues	$732,340
Future costs:
Production	(223,582)
Development	(110,881)
Income tax expense(1)	—
10% annual discount for estimated timing of cash flows	(185,152)
Standardized measure of discounted net cash flows	$212,725

(1)
Includes the standardized measure of discounted future net cash flows of proved developed oil, natural gas and natural gas liquid NGL reserves as of December 31, 2013, for the Partnership, the March Acquisition and the October Acquisition.

NEW SOURCE ENERGY PARTNERS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

The following table sets forth the principal sources of change in discounted future net cash flows for the year ended December 31, 2013 (in thousands):

	NSLP Historical	March Acquisition	October Acquisition	Pro forma Adjustment	Pro Forma Total
Increase (decrease):
Sales, net of production costs	$(31,637)	$(2,638)	$(1,176)	$—	$(35,451)
Net change in sales prices, net of production costs	3,952	68	172	—	4,192
Changes in estimated future development costs	(61,939)	(14,854)	(2,719)	—	(79,512)
Revisions of previous quantity estimates	(7,035)	(1,689)	—	—	(8,724)
Previously estimated development costs incurred	29,451	—	—	—	29,451
Extensions and discoveries	25,280	—	2,214	—	27,494
Acquisitions of reserves in place	76,596	—	—	(4,439)	72,157
Changes in income taxes	47,387	—	—	—	47,387
Other	26,983	(16,399)	(10,246)	—	338
Accretion of discount	9,426	3,366	1,334	—	14,126
Net increase (decrease)	118,464	(32,146)	(10,421)	(4,439)	71,458
Standardized measure of discounted future net cash flows:
Beginning of year	94,261	33,664	13,342	—	141,267
End of year	$212,725	$1,518	$2,921	$(4,439)	$212,725